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                                                              EXHIBIT 23.1

                      INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-38261 of JPS Textile Group, Inc. of our report dated December 18, 1997 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Greenville, South Carolina

May 8, 1998